Exhibit 99

Bowling Green, Kentucky—October 15, 2003—Holley Performance Products Inc. announced today that it is soliciting consent from the holders of the company’s 12 ¼% Senior Notes due 2007 to amend the Indenture governing the Senior Notes. The proposed amendment would allow the Company to provide certain expanded financial information directly to the holders of the Senior Notes in exchange for elimination of the Indenture’s current requirement that the Company furnish periodic financial information to the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The company has engaged Jefferies & Company, Inc. to act as the exclusive information agent in connection with the consent solicitation.

HOLDERS OF SENIOR NOTES ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER MATERIALS RELATING TO THE AMENDMENT TO THE INDENTURE DESCRIBED ABOVE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN THEY ARE AVAILABLE, THESE MATERIALS WILL BE MAILED TO ALL HOLDERS OF THE SENIOR NOTES AS OF THE RECORD DATE. THE DOCUMENTS MAY ALSO BE OBTAINED BY CONTACTING JEFFERIES & COMPANY, INC., 520 MADISON, TWELFTH FLOOR, NEW YORK, NY 10022, ATTN: ZUL JAMAL, TELEPHONE: 212-284-2054.

This release contains forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties, including those set forth in reports filed by the company with the Securities and Exchange Commission, and any significant deviations from the assumptions could cause actual results to differ materially from those in forward-looking statements. The company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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